Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER FINANCIAL RESULTS

Business and Financial Highlights:

•	Generated quarterly revenue of $72.8 million

•	Extended license agreement with SK hynix to 2024

•	Renewed license agreement with Renesas Electronics Corporation

•	GAAP diluted net income per share of $0.06; non-GAAP diluted net income per share of $0.13
SUNNYVALE, Calif. - July 20, 2015 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the second quarter ended June 30, 2015.

GAAP Financial Results:

Revenue for the second quarter of 2015 was $72.8 million, which was relatively flat on a sequential basis from the first quarter of 2015 primarily due to higher sales of security products offset by lower royalty revenue. As compared to the second quarter of 2014, revenue was down 5% primarily due to lower royalty revenue, offset by higher revenue from a new license agreement signed with IBM during the first quarter of 2015 as well as higher sales of security and lighting products.

Revenue for the six months ended June 30, 2015 was $145.7 million, which was down 6% over the prior year period, primarily due to lower royalty revenue from ST Microelectronics and NVIDIA Corporation, offset by higher revenue from a new license agreement signed with IBM during the first quarter of 2015 as well as higher sales of security and lighting products.

Total operating costs and expenses for the second quarter of 2015 were $57.3 million, 4% higher than the previous quarter and 2% higher than the second quarter of 2014. Second quarter operating costs and expenses of $57.3 million included $4.4 million of stock-based compensation expenses and $6.3 million of amortization expenses. In comparison, total operating costs and expenses for the first quarter of 2015 of $55.0 million included $3.8 million of stock-based compensation expenses and $6.3 million of amortization expenses. Total operating costs and expenses for the second quarter of 2014 were $56.4 million, which included $4.9 million of stock-based compensation expenses, $6.8 million of amortization expenses and $1.0 million of retention bonus expense from acquisitions. The change in total operating costs and expenses in the second quarter of 2015 as compared to the first quarter of 2015 was primarily due to lower gain from sale of intellectual property, higher prototyping costs and higher costs of sales due to sale of security and lighting products, partially offset by lower headcount related costs and lower bonus accrual expense. The change in total operating costs and expenses in the second quarter of 2015 as compared to the second quarter of 2014 was primarily attributable to higher headcount related costs, higher costs of sales due to sale of security and lighting products and higher prototyping costs offset by higher gain from sale of intellectual property and lower retention bonus expense from acquisitions.

Total operating costs and expenses for the six months ended June 30, 2015 were $112.3 million, 1% higher than the six months ended June 30, 2014. The six months operating costs and expenses of $112.3 million included $8.2 million of stock-based compensation expenses and $12.6 million of amortization expenses. This is compared to total operating costs and expenses for the six months ended June 30, 2014 of $111.5 million, which included $7.8 million of stock-based compensation expenses, $13.6 million of amortization expenses and $2.5 million of retention bonus expense from acquisitions. The change in total operating costs and expenses was primarily attributable to higher headcount related costs, higher cost of sales due to the sale of security and lighting products and higher prototyping costs offset by higher gain from sale of intellectual property, lower retention bonus expense from acquisitions and lower consulting costs.

Net income for the second quarter of 2015 was $6.9 million as compared to net income of $9.5 million in the first quarter of 2015 and net income of $5.0 million in the second quarter of 2014. Diluted net income per share for the second quarter of 2015 was $0.06 as compared to diluted net income per share of $0.08 in the first quarter of 2015 and diluted net income per share of $0.04 in the second quarter of 2014, respectively.

Net income for the six months ended June 30, 2015 was $16.4 million as compared to a net income of $12.8 million for the same period of 2014. Diluted net income per share for the six months ended June 30, 2015 was $0.14 as compared to a diluted net income per share of $0.11 for the same period of 2014.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the second quarter of 2015 were $46.5 million, 4% higher than the previous quarter, and 6% higher than the second quarter of 2014.

Total non-GAAP operating costs and expenses for the six months ended June 30, 2015 were $91.5 million as compared to $87.7 million in the same period of 2014 due primarily to higher headcount related costs, higher cost of sales due to the sale of security and lighting products and higher prototyping costs, offset by higher gain from sale of intellectual property and lower consulting costs.

Non-GAAP net income in the second quarter of 2015 was $16.0 million, 6% lower than the prior quarter and 15% lower than the second quarter of 2014. Non-GAAP diluted net income per share was $0.13 in the second quarter of 2015 as compared to $0.14 in the prior quarter and $0.16 in the second quarter of 2014.

Non-GAAP net income for the six months ended June 30, 2015 was $33.0 million as compared to $38.6 million in the same period of 2014. Non-GAAP diluted net income per share was $0.28 for the six months ended June 30, 2015 as compared to non-GAAP diluted net income per share of $0.33 in the same period of 2014.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of June 30, 2015 were $348.1 million, an increase of $30.4 million from March 31, 2015. The increase in cash was driven by operating activities.

During the second quarter of 2015, the Company recorded an income tax provision of approximately $5.8 million. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily foreign withholding taxes.

Third Quarter 2015 Outlook:

For the third quarter of 2015, the Company expects revenue to be between $73 million and $78 million. Revenue is not without risk and includes expectations that the Company will sign new customer agreements for patent and solutions licensing.

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 77962571.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, restructuring charges, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.
Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits and deferred tax asset valuation allowance. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results for all periods to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.
On occasion in the future, there may be other items, such as impairments and significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including relating to Rambus’ expectations regarding revenue for the third quarter of 2015 and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus brings invention to market. Our customizable IP cores, architecture licenses, tools, services, and training improve the competitive advantage of our customers’ products while accelerating their time-to-market. Rambus products and innovations capture, secure and move data. For more information, visit www.rambus.com.
RMBSFN
Contacts:
Linda Ashmore
Corporate Communications
Rambus Inc.
(408) 462-8411
lashmore@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$201,477	$154,126
Marketable securities	146,649	145,983
Accounts receivable	6,745	6,001
Prepaids and other current assets	9,690	8,541
Deferred taxes	1,113	187
Total current assets	365,674	314,838
Intangible assets, net	76,694	89,371
Goodwill	116,899	116,899
Property, plant and equipment, net	60,689	64,023
Deferred taxes, long-term	454	536
Other assets	3,345	2,612
Total assets	$623,755	$588,279

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,187	$6,962
Accrued salaries and benefits	11,857	14,840
Other accrued liabilities	14,325	12,856
Total current liabilities	31,369	34,658
Long-term liabilities:
Convertible notes, long-term	117,949	115,089
Long-term imputed financing obligation	38,874	39,063
Other long-term liabilities	10,818	7,847
Total long-term liabilities	167,641	161,999
Total stockholders’ equity	424,745	391,622
Total liabilities and stockholders’ equity	$623,755	$588,279

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue:
Royalties	$62,387	$69,741	$129,350	$143,378
Contract and other revenue	10,425	6,777	16,376	11,428
Total revenue	72,812	76,518	145,726	154,806
Operating costs and expenses:
Cost of revenue (1)	12,137	10,637	22,893	20,659
Research and development (1)	29,188	27,668	57,722	54,566
Sales, general and administrative (1)	17,339	18,619	35,841	37,439
Gain from sale of intellectual property	(896)	—	(3,156)	(170)
Gain from settlement	(510)	(510)	(1,020)	(1,020)
Restructuring charges	—	—	—	39
Total operating costs and expenses	57,258	56,414	112,280	111,513
Operating income	15,554	20,104	33,446	43,293
Interest income and other income (expense), net	203	104	335	117
Interest expense	(3,091)	(8,770)	(6,174)	(18,696)
Interest and other income (expense), net	(2,888)	(8,666)	(5,839)	(18,579)
Income before income taxes	12,666	11,438	27,607	24,714
Provision for income taxes	5,805	6,395	11,244	11,867
Net income	$6,861	$5,043	$16,363	$12,847
Net income per share:
Basic	$0.06	$0.04	$0.14	$0.11
Diluted	$0.06	$0.04	$0.14	$0.11
Weighted average shares used in per share calculation
Basic	116,027	114,116	115,683	113,854
Diluted	120,939	117,398	119,225	116,733

_________
(1) Total stock-based compensation expense for the three and six months ended June 30, 2015 and 2014 are presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of revenue	$27	$15	$39	$22
Research and development	$1,988	$2,615	$3,755	$3,926
Sales, general and administrative	$2,400	$2,225	$4,387	$3,806

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Operating costs and expenses	$57,258	$55,022	$56,414	$112,280	$111,513
Adjustments:
Stock-based compensation expense	(4,415)	(3,766)	(4,855)	(8,181)	(7,754)
Acquisition-related transaction costs and retention bonus expense	—	(2)	(1,028)	(2)	(2,463)
Amortization expense	(6,323)	(6,323)	(6,757)	(12,646)	(13,554)
Restructuring charges	—	—	—	—	(39)
Non-GAAP operating costs and expenses	$46,520	$44,931	$43,774	$91,451	$87,703

Operating income	$15,554	$17,892	$20,104	$33,446	$43,293
Adjustments:
Stock-based compensation expense	4,415	3,766	4,855	8,181	7,754
Acquisition-related transaction costs and retention bonus expense	—	2	1,028	2	2,463
Amortization expense	6,323	6,323	6,757	12,646	13,554
Restructuring charges	—	—	—	—	39
Non-GAAP operating income	$26,292	$27,983	$32,744	$54,275	$67,103

Income before income taxes	$12,666	$14,941	$11,438	$27,607	$24,714
Adjustments:
Stock-based compensation expense	4,415	3,766	4,855	8,181	7,754
Acquisition-related transaction costs and retention bonus expense	—	2	1,028	2	2,463
Amortization expense	6,323	6,323	6,757	12,646	13,554
Restructuring charges	—	—	—	—	39
Non-cash interest expense on convertible notes	1,581	1,559	5,469	3,140	11,711
Non-GAAP income before income taxes	$24,985	$26,591	$29,547	$51,576	$60,235
GAAP provision for income taxes	5,805	5,439	6,395	11,244	11,867
Adjustment to GAAP provision for income taxes	3,190	4,134	4,242	7,324	9,818
Non-GAAP provision for income taxes	8,995	9,573	10,637	18,568	21,685
Non-GAAP net income	$15,990	$17,018	$18,910	$33,008	$38,550

Non-GAAP basic net income per share	$0.14	$0.15	$0.17	$0.29	$0.34
Non-GAAP diluted net income per share	$0.13	$0.14	$0.16	$0.28	$0.33
Weighted average shares used in non-GAAP per share calculation:
Basic	116,027	115,336	114,116	115,683	113,854
Diluted	120,939	117,442	117,398	119,225	116,733

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

GAAP effective tax rate	46%	36%	56%	41%	48%
Adjustment to GAAP effective tax rate	(10)%	—%	(20)%	(5)%	(12)%
Non-GAAP effective tax rate	36%	36%	36%	36%	36%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits and deferred tax asset valuation allowance. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results for all periods to assist the Company’s planning for future periods.